AMENDMENT 2

This Second Amendment to that certain Exclusive License Agreement between ULRF and Qualigen, Inc. set forth below ("Amendment 2"), effective as of the last signature below ("Effective Date"), is entered into by the University of Louisville Research Foundation, Inc., ("ULRF"), a Kentucky 501 (c) 3 non-profit corporation having an office at 300 East Market Street, Suite 300, Louisville, Kentucky, 40202 as the agent of the University of Louisville ("UofL") for receiving grants and research agreements from external funding sources and which owns and controls intellectual property on behalf of UofL; and Qualigen Therapeutics, Inc. ("Company"), having principal offices located at 2042 Corte Del Nogal, Carlsbad, CA 92011.

WHEREAS, Qualigen, Inc. and ULRF entered into that certain Exclusive License Agreement effective as of June 08, 2018 and identified by ULRF ref. #18255-LA (as subsequently novated to Company from Qualigen, Inc. pursuant to a Novation Agreement dated March 1, 2021) (hereafter the "Agreement"),

WHEREAS, Company and ULRF further amended the Agreement as of March 17th, 2021 with an amendment identified by ULRF ref. #18255-LA-01 ("Amendment 1"),

WHEREAS, Company supported research at UofL for further development of the licensed technology set forth in the Agreement (the "Licensed Technology") under a sponsored research agreement effective as of August 15, 2018 and identified by ULRF ref. #OIEN190151-SRA (the "SRA"),

WHEREAS, Company has diligently, vigorously and in good faith continued its efforts to commercialize the Licensed Technology pursuant to the Agreement,

WHEREAS, under the SRA, Company has provided additional substantial funding to UofL for research and development required and necessary for the commercialization of the Licensed Technology by Company, with such research and development by ULRF still ongoing,

WHEREAS, due to scientific findings, data and information revealed to the parties in the course of the above research and development activities conducted by both ULRF and Company, the parties have determined that certain of the Licensed Technology is not suitable to be commercialized by Company and should be removed from the Agreement, and that the milestones and royalties set forth in the Agreement should be revised and be based on regulatory approvals obtained by Company following the conclusion of the ongoing research and development being conducted by ULRF pursuant to the SRA, and

WHEREAS, as presently set forth on Exhibit C to the Agreement, because no agreement has been reached for a developmental path for diagnostic applications, the parties agree that the diagnostic application of the Licensed Technology will be removed from the Agreement,

NOW, THEREFORE, in consideration of these and other premises and of the mutual covenants and representations set forth herein, the parties further agree as follows:

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1) Exhibit A to the Agreement is replaced in its entirety to read as follows:

EXHIBIT A – LICENSE PATENTS

The following patent applications and all related priority applications, and all patents and patent applications derived thereof:

1. PCT Patent Application No. PCT/US2012/040577, "Anti-Nucleolin Agent-Conjugated Nanoparticles", filed June 1, 2012 (derived from ULRF ref. 11063);
2. PCT Patent Application No. PCT/US20/050261, "Anti-Nucleolin Agent-PEG-Conjugated Nanoparticles", filed September 10, 2020 (derived from ULRF ref. 20010);

2) Section 4 of Exhibit B to the Agreement is amended to read as follows:

Annual Minimums. If during any annual time period set forth in the table below, the total amount actually paid by Company under Sections 2, 3 or 6 of this Exhibit are less than the corresponding "Annual Minimum" listed, Licensee will pay to ULRF an amount for that annual period equal to the shortfall.

Such payment will be made within sixty (60) days of the end of the applicable annual period (e.g., the Annual Minimum for 2025 will be made within sixty (60) days from January 1, 2026). If this Agreement expires or terminates for any reason during any such annual period, the Annual Minimum for such annual period will be reduced pro-rata.

Annual period	**Annual Minimum**
2023–2024	[No minimum]
2025	Ten thousand dollars ($10,000)
2026	Twenty thousand dollars ($20,000)
2027 and each year thereafter	Fifty thousand dollars ($50,000)

3) Exhibit C of the Agreement is replaced in its entirety to read as follows:

EXHIBIT C – DILIGENCE MILESTONES

NOTICE
THIS EXHIBIT C CONTAINS COMMERCIAL AND PROPRIETARY INFORMATION DEEMED BUSINESS SENSITIVE AND CONFIDENTIAL. THE PARTIES AGREE NOT TO DISCLOSE THE TERMS OF THIS EXHIBIT TO ANY THIRD PARTY WITHOUT THE WRITTEN CONSENT OF THE OTHER PARTY, EXCEPT AS NECESSARY TO ENABLE THE PARTIES TO PERFORM UNDER THIS AGREEMENT OR AS MAY BE REQUIRED AND CONTEMPLATED IN ARTICLE 13 OF THE AGREEMENT.

Non-Fee-Based, Diligence Milestones: If Licensee fails to meet any of the following diligence milestones by the milestone due date, Licensee may request an extension or modification of the diligence milestone, and ULRF will consider a reasonable extension or modification provided that Licensee demonstrates that it has diligently, vigorously and in good faith made progress in the applicable milestone.

- **June 1, 2019:** Execution of a sponsored research agreement supporting at least $250,000 in research to develop the licensed technology.
- The following milestones are calculated from the date an Investigational New Drug Application ("IND") is cleared by the FDA for a Licensed Product ("IND Clearance"):
  - **18 months from IND Clearance**: Licensee to obtain at least one million dollars ($1,000,000) in funding in support of Phase I clinical trials.
  - **2 years from IND Clearance**: Dosing of first patient in Phase I clinical trials.
  - **3 years from IND Clearance**: Dosing of first patient in Phase II clinical trials.
  - **6 years* (see note) from IND Clearance**: Regulatory submission.
  - **7 years* (see note) from IND Clearance**: First commercial sale for use in humans.
- Following the first commercial sale, Licensee shall reasonably fill the market demand for the Licensed Products at all times.

  *** NOTE:** Timing subject to adjustment in the future by the parties after good faith discussions in light of the actual results of the Phase II clinical trial, the perceived necessity for a Phase III clinical trial, the regulatory pathway toward any necessary Phase III clinical trial and the expected duration of any necessary Phase III clinical trial.

Except as amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

ACKNOWLEDGED AND AGREED:

THE UNIVERSITY OF LOUISVILLE RESEARCH FOUNDATION INC.

By: DocuSigned by: Laura Savatski
FF7252EAF5E513C...
Laura Savatski, MBA, CLP, RTTP
Executive Director
UofL Innovation and Commercialization

Date: 1/17/2023

QUALIGEN THERAPEUTICS, INC.

By: DocuSigned by: Michael Poirier
0D7B5B16BC46444...
Michael S. Poirier
Chairman & CEO

Date: 1/9/2023